EXHIBIT 25.1











                           POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David J. Petrini, Daniel Sanford, Ellen Richey, Ronald Claveloux and Clifford Shapiro, and each of them, his attorneys for him in his stead, in each of his offices and capacities as an officer, director, or both of Providian National Bank, to sign and to file with the Securities and Exchange Commission such Registration Statements on Form S-3, and any and all amendments, modifications, or supplements thereto, and any exhibits thereto (including but not limited to amendments to Registration Statement No. 333-55817), and grants to each of said attorneys full power and authority to sign and file any and all other documents and to perform and do all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he/she might or could do if personally present at the doing thereof, and hereby ratifies and confirms all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof in connection with the registration of the aforesaid securities.


  /s/ Eric O'Brien
--------------------------
Eric O'Brien
Vice President and Director

Dated: May 7, 1999